UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2025

AFFILIATED MANAGERS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	AMG	New York Stock Exchange
5.875% Junior Subordinated Notes due 2059	MGR	New York Stock Exchange
4.750% Junior Subordinated Notes due 2060	MGRB	New York Stock Exchange
4.200% Junior Subordinated Notes due 2061	MGRD	New York Stock Exchange
6.750% Junior Subordinated Notes due 2064	MGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

On December 8, 2025, Affiliated Managers Group, Inc. (the “Company”) delivered a notice of redemption (the “Redemption Notice”) for all of the outstanding 5.15% Convertible Trust Preferred Securities due 2037 of AMG Capital Trust II (the “Preferred Securities”), which were issued pursuant to the Amended and Restated Declaration of Trust, dated as of October 17, 2007, by and among the Company, U.S. Bank Trust Company, National Association, as property trustee and institutional administrator, and certain other parties thereto. Pursuant to the Redemption Notice, on December 29, 2025 (the “Redemption Date”), the Company will redeem any and all outstanding Preferred Securities at a redemption price in cash equal to 100% of the principal amount of such Preferred Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. To the extent holders of Preferred Securities validly deliver a conversion notice with respect to Preferred Securities prior to the Redemption Date in accordance with applicable terms, the Company intends to satisfy any related obligations entirely in cash.

The Company intends to use the net proceeds from its previously announced offering of senior notes, if consummated (the “Offering”), to redeem and otherwise settle its obligations with respect to the Preferred Securities. This contemplated refinancing of the Preferred Securities is intended to simplify the Company’s capital structure while maintaining its long duration debt profile. The redemption of the Preferred Securities is not conditioned upon the consummation of the Offering or any other financing condition.

This Current Report on Form 8-K is not an offer to sell or a solicitation of an offer to buy any security, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This Current Report on Form 8-K similarly does not constitute a notice of redemption with respect to the Preferred Securities.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements,” including within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include, but are not limited to, all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the Offering, the terms of and use of proceeds from the Offering, and the consummation of the redemption of the Preferred Securities. The words “will,” “believe,” “expect,” “anticipate,” “continue,” “look forward to,” “well-positioned to,” “remains,” “further,” “estimate,” “forecast,” “goals,” “targets,” and similar words and expressions are intended to identify such forward-looking statements. In addition, numerous risks, uncertainties, and other factors may cause actual results to differ materially from those expressed in any forward-looking statements, many of which are beyond the Company’s control or are difficult to predict. These risks, uncertainties, and other factors include, but are not limited to, whether or not the Offering will be consummated and the terms, size, timing, and use of proceeds from the Offering, including with respect to the redemption of the Preferred Securities, as well as those described under the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: December 8, 2025	By:	/s/ Kavita Padiyar
	Name:	Kavita Padiyar
	Title:	General Counsel and Corporate Secretary